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                                                                  EXHIBIT 10.57



                              INDEMNITY AGREEMENT

                                    BETWEEN

                                  MCLEOD, INC.

                                      AND

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                                  DATED AS OF

                         ------------------------------
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                               TABLE OF CONTENTS



1. CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.1. Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2. Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3. Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4. Indemnifiable Event . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.5. Reviewing Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.6. Voting Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.7. Special Independent Counsel . . . . . . . . . . . . . . . . . . . . . . 3
2. BASIC INDEMNIFICATION ARRANGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . 3
3. CHANGE IN CONTROL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
4. INDEMNIFICATION FOR ADDITIONAL EXPENSES. . . . . . . . . . . . . . . . . . . . . . 5
5. LIMITATIONS ON SETTLEMENT AUTHORITY IN SOME CASES  . . . . . . . . . . . . . . . . 6
6. PARTIAL INDEMNITY, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
7. NO PRESUMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
8. NON-EXCLUSIVITY, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
9. LIABILITY INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
10. PERIOD OF LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
11. AMENDMENTS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
12. SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
13. NO DUPLICATION OF PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
14. BINDING EFFECT, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
15. TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
16. SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
17. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9





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                              INDEMNITY AGREEMENT


         This Indemnity Agreement (this "Agreement") is entered into as ______________, between McLeod, Inc., a Delaware corporation (the
"Corporation"), and _____________________ ("Director") [("Officer")] (1)/, a
director of the Corporation.

         WHEREAS, both the Corporation and Director recognize the increased risk of litigation and other claims being asserted against public companies in today's environment;

         WHEREAS, basic protection against undue risk of personal liability of the Corporation officers and directors is expected to be provided through insurance coverage providing reasonable protection at reasonable cost, and Director expects such coverage to be available;

         WHEREAS, the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate") and/or Amended and Restated Bylaws (the "Bylaws") require the Corporation to indemnify and advance expenses to its directors and officers to the full extent permitted by law, and Director has been serving as a director or executive officer of the Corporation in part in reliance on such provisions;

         WHEREAS, in recognition of Director's need for substantial protection against personal liability in order to insure and enhance Director's continued service to the Corporation in an effective manner, and Director's reliance on the aforesaid provisions in the Corporation's Certificate and/or Bylaws, and in part to provide Director with specific contractual assurance that the protection promised by such provisions will be available to Director (regardless of, among other things, any amendment to or revocation of such provisions of the Certificate and/or Bylaws, any change in the composition of the Corporation's board of directors or the occurrence of any acquisition transaction relating to the Corporation); and

         WHEREAS, the Corporation wishes to provide in this Agreement for the effective indemnification of and the advancing of expenses to Director to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Director under the Corporation's director and officer liability insurance policies;





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(1)/     Global change of  Director to Officer should be made if this Agreement is to be used for an officer. Hereinafter, all references will be to Director or director.

         NOW THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  CERTAIN DEFINITIONS

         1.1.    CHANGE IN CONTROL

                 A "Change in Control" shall be deemed to have occurred if (i) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Corporation and any new director whose election by the board of directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (ii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation and dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets; provided, however, that a would-be Change in Control under (ii) herein which is approved and recommended in advance by the Corporation's board of directors shall not be deemed a Change in Control.

         1.2.    CLAIM

                 A "Claim" is any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation (whether conducted by the Corporation or any other party) that Director in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

         1.3.    EXPENSES

                 "Expenses" include attorneys' fees and all other costs, expenses and obligations paid or incurred by or on behalf of Director (other than amounts paid or payable directly or indirectly to Director or any person or entity controlled by Director) in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.





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         1.4.    INDEMNIFIABLE EVENT

                 An "Indemnifiable Event" shall be any event or occurrence related to the fact that Director is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Director in any such capacity.

         1.5.    REVIEWING PARTY

                 A "Reviewing Party" shall be any appropriate person or body consisting of a member or members of the Corporation's board or directors or any other person or body selected hereunder (including Special Independent Counsel, as defined below) who is not a party to the particular Claim for which Director is seeking indemnification. If there has not been Change in Control, the Reviewing Party shall be selected by the Corporation's board of directors. If there has been such a Change in Control, the Reviewing Party shall be Special Independent Counsel.

         1.6.    VOTING SECURITIES

                 "Voting Securities" are any securities of the Corporation which vote generally in the election of directors.

         1.7.    SPECIAL INDEPENDENT COUNSEL

                 "Special Independent Counsel" is counsel selected by Director and approved by the Corporation (which approval shall not be unreasonably withheld) and who has not, unless waived by the Corporation and Director, otherwise performed services for the Corporation or Director within the last ten years.

2.  BASIC INDEMNIFICATION ARRANGEMENT

                 (a) In the event Director was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify Director to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Corporation, against any and all Expenses, judgments, fines, penalties and amounts paid or owing in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) paid or incurred by or on behalf of Director in connection with such Claim. Director shall





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give the Corporation written notice of all such Claims and the particulars thereof as soon as practicable.

                 (b) If so requested by Director, the Corporation shall advance (within ten business days of such request) any and all Expenses to Director (an "Expense Advance"). In the event that any person (including, without limitation, the Corporation) challenges the reasonableness of any Expense Advance requested by Director, an affidavit provided to the Corporation by Special Independent Counsel certifying that, in the view of such Special Independent Counsel, the Expenses in question were reasonably incurred shall finally and conclusively (but not exclusively) establish the reasonableness of such Expenses for purposes of determining Director's entitlement to Expense Advances, but not for purposes of later determining Director's entitlement to indemnification pursuant to this Agreement at the conclusion of the underlying action.

                 (c) Notwithstanding anything in this Agreement to the contrary, (i) Director shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim (other than a claim for indemnification (including, without limitation, indemnification pursuant to Section 4 of this Agreement), Expense Advances, or expenses advanced pursuant to Section 4 of this Agreement) initiated by Director against any party (other than the Corporation or any director of officer of the Corporation) unless such Claim was authorized by the board of directors of the Corporation, (ii) prior to a Change in Control, Director shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim (other than a claim for indemnification (including, without limitation, indemnification pursuant to Section 4 of this Agreement), Expense Advances, or expenses advanced pursuant to Section 4 of this Agreement) initiated by Director against the Corporation or any director or officer of the Corporation unless the Corporation has joined in or consented to the initiation of such Claim; (iii) the obligations of the Corporation under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined in a writing stating the reasons therefor that Director would not be permitted to be indemnified under applicable law; and (iv) the obligation of the Corporation to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Director would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Director (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid; provided, however, that if Director has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Director should be indemnified under applicable law, any determination made by the Reviewing Party that Director would not be permitted to be indemnified under applicable law shall not be binding and Director shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).





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                 (d)      If the Reviewing Party determines that Director would
not be permitted to be indemnified in whole or in part under applicable law (such determination to be made by the Reviewing Party independent of any position of the Corporation on any aspect of the indemnification, including without limitation the appropriateness of the amount of any settlement), Director shall have the right to commence litigation in any court in the State of Delaware or in the State(s) of Director's residence or employment, having subject matter jurisdiction thereof, and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Corporation hereby consents to service of process and to appear in any such proceeding. The Corporation and Director hereby agree that Director's remedies at law are inadequate in the event Director commences litigation to recover indemnification, Expense Advances, or expenses to be advanced pursuant to Section 4 of this Agreement, in each case withheld by the Corporation. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and Director.

3.  CHANGE IN CONTROL

                 If there is a Change in Control of the Corporation, then with respect to all matters thereafter arising concerning the rights of Director to indemnity payments and Expense Advances under this Agreement or any other agreement, or under the Corporation's Certificate and/or Bylaws now or hereafter in effect, relating to Claims for Indemnifiable Events, the Corporation shall seek legal advice only from Special Independent Counsel.
Such counsel, among other things, shall render its written opinion to the Corporation and Director as to whether and to what extent Director would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the Special Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.  INDEMNIFICATION FOR ADDITIONAL EXPENSES.

                 The Corporation shall indemnify Director against any and all expenses (including attorneys' fees) and, if requested by Director, shall, within ten business days of such request, advance such expenses to Director, which are incurred by or on behalf of Director (other than amounts paid or payable directly or indirectly to Director or any person or entity controlled by Director) in connection with any claim asserted against or action brought by Director for (i) indemnification hereunder or advance payment of Expenses by the Corporation under this Agreement (or any other agreement or the Corporation's and/or Bylaws now or hereafter in effect) relating to Claims for Indemnifiable Events, and/or (ii) recovery under any director and officer liability insurance policies maintained by the Corporation, regardless of





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whether Director ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5.  LIMITATIONS ON SETTLEMENT AUTHORITY IN SOME CASES


                 (a) If no Change in Control has occurred, Director shall not independently negotiate settlement without first giving the Reviewing Party and the Corporation twenty business days' notice. Thereafter, Director may engage in such negotiations and may settle the case unless the Reviewing Party and trial counsel for the Corporation handling the case (and in cases where outside counsel is used, such outside counsel) advise Director that they have investigated the Director's involvement in the event and have determined that the matter is appropriate and legal for indemnity and all judgments, expenses and costs will, if lawful, be paid by the Corporation; provided, however, that such limitation on settlement negotiations shall not apply to actions by or in the right of the Corporation against Director. The Reviewing Party and such counsel shall also promptly give Director notice of any subsequent change or reversal of any such prior determination of the Reviewing Party and such counsel, stating the reasons for such change or reversal, after which notice Director may independently negotiate and settle the case.

                 (b) In any case, the Corporation shall not unreasonably withhold its consent to any proposed settlement.

6.  PARTIAL INDEMNITY, ETC.

                 If Director is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Director for the portion thereof to which Director is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Director has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Director shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party as to whether Director is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation to establish that Director is not so entitled.





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7.  NO PRESUMPTION

                 For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Director did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. The termination of a suit by settlement shall be presumed to be a disposition favorable to Director and in the best interests of the Corporation.

8.  NON-EXCLUSIVITY, ETC.

                 The rights of Director hereunder shall be in addition to any other rights Director may have under the Corporation's Certificate, Bylaws, the Delaware General Corporation Law or any other law or agreement. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently, it is the intent of the parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change.

9.  LIABILITY INSURANCE

                 To the extent the Corporation maintains an insurance policy or policies providing director and officer liability insurance, Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any the Corporation director or officer.

10. PERIOD OF LIMITATIONS

                 No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Director, Director's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.





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11. AMENDMENTS, ETC.

                 No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. SUBROGATION

                 In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

13. NO DUPLICATION OF PAYMENTS

                 The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Director to the extent Director has otherwise actually received payment (under any insurance policy, the Corporation's Certificate, Bylaws or otherwise) of the amounts otherwise Indemnifiable hereunder.

14. BINDING EFFECT, ETC.

                 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation), assigns, spouses, heirs, and personal and legal representatives.

15. TERMINATION

                 This Agreement may be terminated by either party by giving the other three months' written notice; provided, however, that the Corporation may not terminate this Agreement unless the Corporation is concurrently terminating all like Indemnity Agreements then in force. No termination of this Agreement, automatic or otherwise, shall nullify any of the rights and obligations of either Director or the Corporation hereunder in respect of any matter occurring prior to the effective date of termination.





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16. SEVERABILITY

                 The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

17. GOVERNING LAW

                 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state, without giving effect to the principles of conflicts of laws.


                                  McLEOD, INC.


                                  By:
                                     --------------------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             ----------------------------

                                  -----------------------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             ----------------------------




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